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                                  EXHIBIT 11

               Statement re: Computation of Earnings per share



Common shares outstanding beginning of period                 1,000,000

Effect of weighting shares:
   Shares issued                                              8,423,372
                                                              ---------

Weighted average common shares outstanding                    9,423,372
                                                              =========

Net loss                                                    ($1,384,563)
                                                            ===========

Loss per common share                                            ($0.15)
                                                                 ======
